June 29, 1995
Federal Express

Mr. Anthony L. Cartagine
55 Eden Way
Roslyn Harbor, New York 11576

Dear Tony:

         This letter will constitute an amendment to your employment agreement with Reeves Brothers, Inc. dated as of July 1, 1991.
Specifically, we agree to amend paragraph 2 of the agreement to read as follows:

         2.   Term.   Subject to the provisions for earlier termination as
    hereinafter provided in Paragraph 7 of this Agreement, the term of this Agreement shall be the period commencing on the date hereof and terminating on December 31, 1995; provided however that such term shall be automatically extended for an additional period of six months (i.e., until June 30, 1996) and again for a further period of three months
    (i.e., until September 30, 1996) unless on or before a date 120 days prior to the original termination date or any subsequent termination date, the Employer or the Employee provides written notice to the other party of the intention not to extend the Agreement.

         It is agreed that your Base Salary will be increased to $285,000 per year, at such time as the Company hires a President and Chief
Operating Officer for the Apparel Textile Group, payable in equal semi-monthly installments on the first and fifteenth days of each month, subject to adjustment pursuant to the Company's salary administration program.

         We further agree to amend the first sentence of paragraph 6 of the agreement to read as follows:

         6.   Duties.   The Employee shall be employed as Chief Executive
    Officer of the Apparel Textile Group of the Employer and shall have the authority and powers to perform all duties as are customary to such office, subject to the control and direction of the Board of Directors of the Employer.

         In addition, Exhibit A to the employment agreement, a listing of "Additional Fringe Benefits", shall be modified so that item 1 thereof reads as follows:

         1.  Supplemental Executive Retirement Plan (SERP for 401(a)(17)
    and 415)

         Except as modified by the foregoing, the employment agreement shall remain in full force and effect.

         If this letter correctly sets forth our understanding, please execute the enclosed copy of this letter and return it to me.
Please call me if you have any questions.

                                       Sincerely,

                                       Reeves Brothers, Inc.

                                   By: /s/ James W. Hart, Jr.
                                       ---------------------
                                       James W. Hart, Jr.
                                       President and
                                       Chief Executive Officer

Accepted and agreed:

/s/ Anthony L. Cartagine
________________________
Anthony L. Cartagine

Date: 6/30/95
      ______________